                            EXECUTIVE EMPLOYMENT AGREEMENT


       This Executive Employment Agreement (this "Agreement") is made and entered into as of July 14, 1999, by and among Viking Merger Sub, Inc., a Minnesota corporation (which, together with its Subsidiaries (as herein defined) is called the "Company"), and John Castro ("Employee").

                                     WITNESSETH:

       WHEREAS, Employee is currently employed by the Company;

       WHEREAS, the Company desires to continue to employ Employee upon the terms set forth herein;

       WHEREAS, Employee desires to continue to be employed by the Company and to memorialize the terms and conditions of such employment;

       WHEREAS, the Company is entering into this Agreement by and on behalf of itself and each trade or business in which the Company's direct or indirect ownership of value or voting power is at least 50% (the "Subsidiaries");

       NOW THEREFORE, Employee and the Company, in consideration of the agreements, covenants and conditions herein, hereby agree as follows:

       SECTION 1.    Basic Employment Provisions.

       (a) EMPLOYMENT. Effective upon the consummation of the merger of the Company with Merrill Corporation pursuant to the Merger Agreement (the "Merger Agreement") dated as of July 14, 1999 between the Company and Merrill Corporation (the "Effective Time"), the Company shall continue to employ Employee in the position in which Employee is currently employed (hereinafter referred to as the "Employment") and Employee agrees to be so employed by the Company, all on the terms and conditions set forth herein. The Employment shall continue from the date hereof until the Termination Date (as hereinafter defined).

       (b) DUTIES. Employee shall be subject to the direction of the Board of Directors of the Company (the "Board") and shall have those duties and responsibilities which are assigned to Employee by the Board consistent with Employee's position. The parties expressly acknowledge that Employee shall devote Employee's business time and attention to the Company's businesses as is reasonably necessary to discharge Employee's supervisory management responsibilities hereunder. Employee agrees to perform faithfully the duties assigned to Employee to the best of Employee's ability.

       (c)    CERTAIN DEFINITIONS.

              (i) FISCAL YEAR. Each reference in this Agreement to "Fiscal Year" means a fiscal year of the Company, and each reference to "Fiscal" followed by a calendar year means the Fiscal Year ending in that calendar year (e.g., "Fiscal 2000" means the Company's Fiscal Year ending January 31, 2000).

              (ii) TERMINATION DATE. With regard to any termination of the Employment, "Termination Date" means the last day on which Employee was employed by the Company.

              (iii) PERSON. "Person" shall have the meaning provided in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the "Exchange Act").

              (iv) CODE. "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

       SECTION 2.    COMPENSATION.

       (a) SALARY. At all times while Employee is employed by the Company, the Company shall pay to Employee a salary as base compensation for the services to be rendered by Employee hereunder. The initial amount of such salary shall be equal to the annual base salary paid by the Company to Employee as of the date hereof. Such salary shall be reviewed no less frequently than annually by the Board and may be increased upon the approval of the Board in its sole discretion. Such salary shall accrue and be payable in accordance with the payroll practices of the Company in effect from time to time. All such payments shall be subject to deduction and withholding as required by applicable law.

       (b) BONUS. At all times while Employee is employed by the Company, Employee shall participate in an annual bonus program (the "Annual Bonus Plan") substantially similar to the bonus program in which Employee is participating with respect to Fiscal 2000 and shall be entitled to a target bonus under such Annual Bonus Plan not less than the bonus that would be paid for Fiscal 2000 under the annual bonus plan of the Company currently in effect for Employee, assuming the transactions contemplated in the Merger Agreement did not occur and Company earnings for Fiscal 2000 were $1.82 per share. Performance objectives under such Annual Bonus Plan shall be established by the Board, based on achievement of projected financial results heretofore provided by management to the DLJ Entities (as defined in the Shareholders Agreement).

       (c) BENEFITS. At all times while Employee is employed by the Company, Employee shall be entitled to participate in all such employee benefit plans, programs and arrangements as are customarily accorded the executives of the Company, including without limitation tax qualified profit sharing and retirement plans, group life, hospitalization and other insurance and vacations, in each case on a basis no less favorable to Employee than as of the date hereof (but excluding stock-option and other equity-based compensation plans which the parties acknowledge are being provided to Employee under separate agreements).

       SECTION 3.    TERMINATION.

       (a) DEATH OR DISABILITY. The Employment shall terminate automatically upon the death or total disability of Employee. For purposes of this Agreement, "total disability" shall be deemed to have occurred if Employee shall have been unable to perform Employee's duties due to mental or physical incapacity for a period of six (6) consecutive months.

       (b) CAUSE. By action of the Board, the Company may terminate the Employment for Cause. For purposes of this Agreement, "Cause" shall be deemed to be (i) the Employee's willful refusal substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness); (ii) the Employee's conviction of a felony arising from any act of fraud, embezzlement, or willful dishonesty by the Employee in relation to the business or affairs of the Company; (iii) any other felonious conduct on the part of the Employee that is materially detrimental to the best interests of the Company; (iv) the Employee's being repeatedly under the influence of illegal drugs or alcohol while performing his duties; or (v) any other willful act which is materially injurious to the financial condition or business reputation of the Company; PROVIDED that no conduct described in clauses (i), (iii) or (v) hereof shall constitute Cause unless such conduct was undertaken in bad faith.

       (c) WITHOUT CAUSE. By action of the Board, the Company may terminate the Employment without Cause.

       (d)    INVOLUNTARY TERMINATION.  "Involuntary Termination" shall mean
(i) any termination by the Company that is not for Cause and (ii) any resignation by Employee if such resignation occurs within 60 days following the occurrence of any Change in Employment Terms (as hereinafter defined).

       (e) CHANGE IN EMPLOYMENT TERMS. "Change in Employment Terms" shall mean (i) the assignment to Employee of duties that are materially inconsistent with the Employees's position or with his authority, duties or responsibilities as of the date hereof, or any other action by the Company which results in a material diminution or material adverse change in such position, authority, duties or responsibilities; (ii) any reduction of Employee's base salary;
(iii) any reduction of Employee's target bonus under the Annual Bonus Plan;
(iv) any relocation of employee's principal workplace to a location more than 30 miles from the current site of such workplace (it being recognized that Employee currently divides his time between his workplace in Florida and his workplace in Minnesota, and it is the intent of the parties to continue that arrangement);
(v) any substantial reduction in the benefits and perquisites provided, in the aggregate, to Employee; and (vi) failure by the Company to carry out its obligation under Section 18; PROVIDED, HOWEVER, that none of the foregoing shall constitute a Change in Employment Terms unless Employee objects thereto by giving notice to the Company within 30 days after Employee becomes aware of such change and the Company fails to correct the same within 30 days following receipt of such notice, in which case a Change in Employment Terms shall be deemed to have occurred on the 31st day following the Company's receipt of such notice.

       SECTION 4.    COMPENSATION FOLLOWING TERMINATION.

       (a)    DEATH OR DISABILITY.  If the Employment is terminated pursuant to
Section 3(a) above (relating to death or disability), this Agreement shall terminate, and no further compensation shall be payable to Employee, except that the Company shall pay to Employee or Employee's estate, as applicable, (in addition to any other benefits to which Employee is or may become entitled under the terms of any benefit plan) an amount equal to the sum of

              (i) any unpaid salary accrued through the Termination Date, plus

              (ii) an amount equal to the Average Previous Bonus (as hereinafter defined) multiplied by a fraction, the numerator of which is the number of days of the then-current Fiscal Year that have elapsed prior to the Termination Date and the denominator of which is 365.

       (b) TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION. If the Employment is terminated by the Company for Cause or voluntarily by Employee (without any Involuntary Termination), then no further compensation or benefits shall be paid to Employee after the Termination Date, but Employee shall be entitled to receive benefits to which Employee is or may become entitled pursuant to any benefit plan plus any unpaid salary accrued through the Termination Date.

       (c) INVOLUNTARY TERMINATION. If the Employment is terminated by any Involuntary Termination, then the Company shall

              (i) pay to Employee, within five business days after the Termination Date, a lump sum equal to 2.99 multiplied by Employee's annual base salary in effect on the Termination Date (or, if higher, multiplied by the highest annual base salary in effect during the one-year period ending on the Termination Date);

              (ii) pay to Employee, within five business days after the Termination Date, a lump sum equal to 2.99 multiplied by the Average Previous Bonus;

              (iii) continue to provide to Employee all insurance and other benefits that Employee would have received had Employee remained employed during three-year period ending on the third anniversary of the Termination Date; and

              (iv) cause Employee's entire account balance and all accrued benefits under the Company's Supplemental Executive Retirement Plan and those under each other plan or arrangement providing similar benefits (collectively, the "SERP") to become fully vested and nonforfeitable effective as of the Termination Date (and at all times thereafter), and the Company will cause each distribution under the SERP to be made without regard to any provision of the SERP that permits a distribution to be deferred to ensure that no part thereof is nondeductible under Code
       Section 162(m).

       (d) AVERAGE PREVIOUS BONUS. With respect to any Termination Date, the "Average Previous Bonus" shall be the average of the bonuses received by Employee for the three consecutive Fiscal Years of the Company ended immediately prior to the Termination Date (e.g., if the Termination Date were June 30, 2000, and Employee had received a bonus of $60,000 for Fiscal 1997, $70,000 for Fiscal 1998 and $80,000 for Fiscal 1999, then the Average Previous Bonus would be $70,000).

       (e)    Gross-Up Amount.

              (i) Following any payment required under this Section 4 in connection with an event that could be treated as described in Code
       Section 280G(b)(2)(A)(i), the Company will cause its independent auditor promptly to review, at the Company's sole expense, the applicability of Code Section 4999 to all payments and distributions to (or for the benefit of) Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, any benefit plan or otherwise (the "Total Payments"). If such auditor determines that the Total Payments result in an excise tax imposed by Code Section 4999 or any comparable federal, state or local law or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, being the "Excise Tax"), then the Company will pay to Employee, in cash, the Gross-Up Amount within 10 days after such determination.

              (ii) The Gross-Up Amount shall be that dollar amount such that, after payment by Employee of all Excise Tax plus all other taxes, interest and penalties imposed on the Gross-Up Amount, Employee would retain an amount of the Gross-Up Amount equal to the Excise Tax imposed upon the Total Payments. For purposes of the foregoing determination, Employee's tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. If no determination by the Company's auditors is made prior to the time when Employee is required to file a tax return reflecting the Total Payments (without any extension), then the Company shall pay to Employee a Gross-Up Amount calculated on the basis of the Excise Tax reported in such tax return, within 10 days after the later of the date on which such tax return is filed or the date on which a copy thereof is provided to the Company. In all events, if any tax authority determines that a greater Excise Tax should be imposed upon the Total Payments than so paid to Employee by the Company, then the Company shall pay to Employee the full Gross-Up Amount calculated on the basis of the amount of Excise Tax determined to be payable by such tax authority, within 10 days after Employee notifies the Company of such determination. If any tax authority finally determines that a lesser Excise Tax should be imposed upon the Total Payments than that which previously served as the basis for Gross-Up Amounts paid to Employee, then Employee shall repay to the Company such difference, together with any other amounts previously included in the Gross-Up amounts with respect to such difference. If any other benefit plan or other plan, policy or practice of the Company or any other agreement (an "Other Arrangement") specifically provides that benefits thereunder will be reduced or limited so that such benefits or the Total Payments will not result in the imposition of an Excise Tax pursuant to Code Section 4999, the reduction or limitation will apply, to the extent provided in the Other Arrangement, solely to the benefits provided pursuant to the Other Arrangement as if the benefits under the Other Arrangement constituted the entire Total Payments, and such reduction or limitation will not otherwise reduce or limit the actual Total Payments.

       SECTION 5. EXPENSE REIMBURSEMENT AND INDEMNIFICATION. Upon the submission of properly documented expense account reports, the Company shall reimburse Employee for all reasonable business-related travel and entertainment expenses incurred by Employee in the course of Employment. At all times while Employee is employed by the Company, and at all times following the Termination Date, the Company shall continue to provide to Employee indemnification, elimination of liability, director's and officer's liability insurance and other protection from personal liability, each of which shall not be, at any time, less than (a) that in effect for Employee as of May 31, 1999 or (b) if greater, that in effect at such time for the member of the Board then having the most protection.

       SECTION 6. ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding and inure to the benefit of the parties, and their respective successors, heirs (in the case of Employee) and assigns. No obligations of the Company under this Agreement may be assigned or transferred by the Company, except that such obligations shall be assigned or transferred (as described below) pursuant to a merger or consolidation of the Company in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, if the assignee or transferee is the surviving entity or successor to all or substantially all of the assets of the Company and such assignee or transferee assumes by written contract, and agrees to perform, all liabilities, obligations and duties of the Company under this Agreement (an "Assuming Entity"). As used in this Section 6, "Company" shall mean the Company as hereinbefore defined and any Assuming Entity which assumes and agrees to perform this Agreement.

       SECTION 7.    CONFIDENTIAL INFORMATION.

       (a) NON-DISCLOSURE. While employed hereunder or at any time thereafter, irrespective of the time, manner or cause of termination of Employment, Employee will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors and employees of the Company, in any manner whatsoever, any Confidential Information (as hereinafter defined) of the Company without the prior written consent of the Board; PROVIDED, HOWEVER, that this provision shall not prohibit a disclosure of Confidential Information made in good faith in the ordinary course of the Company's business.

       (b) DEFINITION. As used herein, "Confidential Information" means information disclosed to or known by Employee as a direct or indirect consequence of the Employment about the Company or its businesses, products and practices which information is not generally known in the business in which the Company is or may be engaged. However, Confidential Information shall not include under any circumstances any information which is (i) available to the public from an originating source other than Employee, (ii) released in writing by the Company to the public, (iii) required to be disclosed by Employee or the Company pursuant to any court process or any government or agency or department of any government, or (iv) the subject of a written waiver executed by the Company for the benefit of Employee.

       (c) RETURN OF PROPERTY. Upon termination of the Employment, Employee will surrender to the Company all materials in Employee's possession containing Confidential Information, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of the Company, and all copies thereof, and all other property belonging to the Company, provided Employee shall be accorded reasonable access to such Confidential Information subsequent to the Termination Date for any proper purpose as determined in the reasonable judgment of the Company.

       SECTION 8. AGREEMENT NOT TO COMPETE. Employee hereby agrees that, while Employee is employed by the Company and following the Termination Date, throughout the Non-Compete Period, Employee shall not, either in Employee's own behalf or as a partner, member, officer, director, employee, consultant, advisor, agent or shareholder (other than as the holder of less than 5% of the outstanding capital stock of any corporation with a class of equity security registered under Section 12(b) or Section 12(g) of the Exchange Act) engage in, invest in or render services to any person or entity engaged in any business in which the Company is then engaged within any country. For any Termination Date, the "Non-Compete Period" shall commence on such Termination Date and shall end on the first anniversary of such Termination Date (unless the Company has made the payments referred to in Section 4(c), in which case the Non-Compete Period shall end on the third anniversary of the Termination Date).

       SECTION 9. AGREEMENT NOT TO SOLICIT EMPLOYEES. Employee agrees that, while Employee is employed hereunder and following the Termination Date, throughout the Non-Compete Period, neither Employee nor any affiliate shall, on behalf of any business engaged in a business competitive with the Company, solicit or induce, or in any manner attempt to solicit or induce, any person employed by the Company to terminate his or her employment with the Company (but the foregoing shall not be construed to prohibit Employee, any affiliate or any other person from hiring any person who applies for or otherwise seeks employment in response to a general "help wanted" advertisement or other similar non-individual solicitation).

       SECTION 10.   ENFORCEMENT OF RESTRICTIONS.

       (a) Employee acknowledges that the restrictions imposed under Sections 8 and 9, in view of the nature of the businesses in which the Company is engaged and Employee's position with the Company, are reasonable and necessary to protect the legitimate interests of the Company. However, Employee agrees that if any of these restrictions is construed to be invalid or unenforceable, the remainder of the restrictions shall not be affected, and if any restriction is held to be unenforceable because of the area covered, the duration or the scope, Employee agrees that the court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope, and the restriction shall then be enforceable in its reduced form.

       (b) The Company and Employee intend that the restrictions set forth in Sections 8 and 9 be observed and enforced for the full duration of the applicable period described in those Sections, and the Company and Employee agree that, if Employee violates these restrictions during such period, then the Company shall be entitled to an injunction restraining such violation (in addition to all other remedies the Company may have at law or in equity).

       (c) Employee acknowledges and accepts that the restrictions and remedies in Sections 8 and 9 will apply without regard to the reason for termination of the Employment and without regard to whether the Employment is terminated by Employee or by the Company.

       SECTION 11. NO MITIGATION OR OFFSET; INTERES. Employee shall have no obligation to mitigate the amount of any payment or benefit t hat the Company becomes obligated to provide under this Agreement by seeking other employment or otherwise, and no such payment or benefit may be reduced, offset or subject to recovery by the Company (whether by reference to any payment or benefit that Employee may receive from other employment or otherwise). The Company has no right to offset any payment or benefit under this Agreement against any amount owed or claimed to be owed to the Company (whether under this Agreement or otherwise). Any amount owed hereunder that is not paid when due shall bear interest until paid at a rate equal to 2.0 percentage points in excess of the prime rate in effect from time to time in Minneapolis at Norwest Bank Minnesota (or any successor thereto).

       SECTION 12. NO VIOLATION. Each party hereby represents and warrants to the other that such party's execution, delivery and performance of this Agreement does not, with or without the giving of notice or the passage of time, or both, conflict with, or result in a default, right to accelerate or loss of rights under, any provision of any agreement or understanding to which such party (or, to the best knowledge of such party or any of such party's affiliates) is or may be bound.

       SECTION 13. CAPTIONS. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

       SECTION 14. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered by hand, by facsimile (with confirming paper copy), by nationally recognized overnight courier service or by United States mail, postage prepaid, registered or certified, return receipt requested, in any case addressed to the party to whom notice is being given at the specified address below (or at such other address as such party may designate by notice):

       If to the Company:   Viking Merger Sub, Inc.
                            c/o DLJ Merchant Bank Partners II, L.P.
                            277 Park Avenue
                            New York, New York  10172
                            Attention: William F. Dawson, Jr.
                            Fax: (612) 892-7272
                            and, after the Effective Time

                            Merrill Corporation
                            One Merrill Circle
                            St. Paul, MN 55708
                            Attention: General Counsel
                            Fax: (651) 649-1348

                            with a copy to:

                            Davis Polk & Wardwell
                            450 Lexington Avenue
                            New York, New York 10017
                            Attention: George R. Bason, Jr.
                            Fax: (212) 450-4800

       If to Employee:      Merrill Corporation
                            One Merrill Circle
                            St. Paul, MN 55708

                            with a copy to:
                            Faegre & Benson LLP
                            2200 Norwest Center
                            90 South Seventh Street
                            Minneapolis, Minnesota 55402-3901
                            Attention: William R. Busch, Jr.
                            Fax: (612) 336-3026

       SECTION 15. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance for this Agreement. In lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

       SECTION 16. AMENDMENTS. This Agreement may be amended in whole or in part only by an instrument in writing setting forth the particulars of such amendment and duly executed by an officer of the Company and by Employee.

       SECTION 17. WAIVER; THIRD PARTY BENEFICIARIES. No delay or omission by any party hereto to exercise any right or power hereunder shall impair such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by any other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise expressly set forth herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise. No provision of this Agreement is intended to confer any rights or remedies on any person other than the Employee.

       SECTION 18. CERTAIN ARRANGEMENTS FOR EMPLOYEES AND OFFICERS FOLLOWING AFTER THE EFFECTIVE TIME. The Company agrees with the Employee, that as soon as reasonably practicable after the Effective Time, it will put in place the Direct Investment Plan and the Management Incentive Plan described in Annexes I and II for certain employees and officers of the Company and its subsidiaries.

       SECTION 19. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same Agreement.

       SECTION 20. GOVERNING LAW. This Agreement shall be construed and enforced according to the laws of the State of Minnesota.

       SECTION 21. PRIOR EMPLOYMENT AGREEMENT. Upon the occurrence of the Effective Time, this Agreement supersedes any and all other employment, change-in-control, severance or similar agreements between Employee and the Company or the Employee and Merrill Corporation.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                         THE COMPANY:

                                         VIKING MERGER SUB, INC.

                                         By     /s/ William F. Dawson, Jr.
                                           -------------------------------------
                                         Title  President
                                              ----------------------------------


                                         EMPLOYEE:

                                         /s/ John Castro
                                         ---------------------------------------
                                                Name:  John Castro

                                                                         ANNEX I

                                      TERM SHEET
                                DIRECT INVESTMENT PLAN

 Share Price:                Same price as that paid by the DLJMB entities
                             under the Merger Agreement.

 Reinvestment and            The employee will purchase Shares with his or her
   Coinvestment Shares:      available funds (each a "Reinvestment Share") and
                             the Company will make a non-recourse loan (the
                             "Loan") to the employee to purchase additional
                             Shares (each a "Coinvestment Share").  (See
                             Schedule A attached for the number of Reinvestment and Coinvestment Shares for each employee.) All
                             Reinvestment Shares and Coinvestment Shares purchased by an employee will be posted as collateral for the Loan to the employee. The value of the collateral must be adequate to assure that the Loan will not be treated as income for tax purposes. The employee may make a Section
                             83(b) election so that any future gain on the Reinvestment and Coinvestment Shares will be treated as capital gain. All Reinvestment and Coinvestment Shares will be subject to the transfer restrictions and other provisions of the Shareholders Agreement, which will apply to the DLJMB entities and all management investors.

 Loan Terms:                 The Loan will bear interest at the greater of the
                             Company's credit facility rate or the federal applicable rate. All principal and interest will be repayable in a single payment as of the earlier of (i) the employee's termination of employment or
                             (ii) eight years after the purchase of the Reinvestment and Coinvestment Shares. In the case of the sale of all or part of the Shares, Loan repayment will be immediately due to the extent of the lesser of (i) the pro rata portion of unpaid principal and interest on the Loan attributable to such Shares and (ii) the net after tax proceeds realized upon such sale; PROVIDED that the total amount due will not exceed the total amount of the principal and interest outstanding on the Loan.

 Termination of Employment/  In the event an employee's termination of
   Company Repurchase        employment prior to a DLJMB liquidation event the
 Right:                      Reinvestment Shares and Coinvestment Shares will
                             be subject to a Company repurchase right. The repurchase price will depend on the circumstances of the termination and, in the case of the Coinvestment Shares, the extent to which the Coinvestment Shares have become vested, as follows:

                             (a) VESTING SCHEDULE FOR COINVESTMENT SHARES

                                                     % of Coinvestment
                                   Year  Shares Vested as of the End of the Year
                                   ----  ---------------------------------------
                                    1                         0%
                                    2                         0%
                                    3                        33%
                                    4                        66%
                                    5                        100%

                             (a) COMPANY REPURCHASE PRICE

                                                Reinvestment
                                             Shares and Vested      Unvested
                                                Coinvestment      Conivestment
                                                  Shares            Shares
                                             -----------------  ----------------
                             Voluntary              FMV         Lesser of (i)
                             Resignation,                       FMV or (ii)
                             Disability,                        purchase price
                             Death or                           plus Loan
                             Termination by                     interest
                             Company without
                             Cause


                                                                  All Shares
                                                               -----------------
                                                               Lesser of (i)
                             Termination for                   FMV or (ii)
                             Cause                             purchase price

 Termination of Employment   Upon termination of employment without Cause,
 without Cause/Employee Put  employee will have the right to put all
 Right                       Reinvestment Shares and all vested Coinvestment
                             Shares to the Company at fair market value;
                             PROVIDED that payment for such Shares shall be required to be made only as rapidly as permissible without violating Loan covenants or other contractual restrictions applicable to the Company
                             (and any amounts not paid upon exercise of the put will bear interest at the rate applicable to the Company's bank debt.)

 Change in Control:          Upon a sale by the DLJMB entities of 60% of their
                             Shares in the Company or substantially all of the assets of the Company, all Coinvestment Shares that have not yet vested shall immediately become vested (unless the Company is publicly traded immediately following such sale).

                                     SCHEDULE A

                       REINVESTMENT AND COINVESTMENT SUMMARY

                           Reinvestment Program                 Coinvestment Program                  Totals
                    --------------------------------           ---------------------   -----------------------------------
                      $ Amt.               Shares          $ Amt.           Shares      $ Amt.          Shares        Loans
                    -------------      -------------    ----------------- ----------   ----------     ----------   -------------
 [TOTAL               $10 million                       $18.6 million (*)                                          $18.6 million


---------------------
(*) This commitment is required by DLJMB only to the extent the $10 million reinvestment target is met.

                                                                        ANNEX II

                                      TERM SHEET
                              MANAGEMENT INCENTIVE PLAN

 Recipients/ Number of    See Schedule A attached.
   Shares Covered by
   Options:

 Grant Date:              Closing Date

 Option Exercise Price:   Same as DLJMB entities' buying price under the Merger
                          Agreement.

 Time Vesting Option:     Each Time Vesting Option will become vested and
                          exercisable as follows:

                          End of Year:    1     2     3      4      5     6
                                         --    --    ---    ---    ---   ----
                                         0%    0%    25%    50%    75%   100%

 Performance Vesting      Performance Vesting Options will become vested and
   Option:                exercisable according to the schedule set forth in
                          Exhibit 1, based on whether the Target Implied Common
                          Equity Values set forth in such Exhibit are attained as of the end of the relevant years. Such vesting shall be cumulative; I.E., the percentage of Performance Vesting Options set forth for each year shall be vested as of the end of such year if the Target Implied Common Equity Value for such year is achieved as of such date, regardless of whether the Target Implied Common Equity Values have been achieved in previous years.

                          In the event that the DLJMB entities sell 90% or more of their Shares in the Company or substantially all of the assets of the Company and realize an internal rate of return ("DLJMB IRR") of at least 25%, the portion of the Performance Vesting Option which has not previously become vested and exercisable will become vested and exercisable based upon the level of the DLJMB IRR, as set forth in Exhibit 2 attached.

 Super Performance        Each Super Performance Vesting Option will become
   Vesting Options:       exercisable if the DLJMB entities sell 90% or more of
                          their Shares in the Company or substantially all the assets of the Company and realize a DLJMB IRR in excess of 50%. To the extent that the vesting of all the Super Performance Vesting Options granted under the Plan would cause the DLJMB IRR to be 50% or less, only that portion of the Super Performance

                          Vesting Options that would result in a DLJMB IRR of 50% will become vested.

 Transferability/         All Options will be non-transferable.  All Shares
   Shareholders           acquired upon the exercise of the Options will be
   Agreement:             subject to the transfer restrictions and other
                          provisions set forth in the Shareholders' Agreement which will apply to the DLJMB entities and all management investors.

 Termination of           RESIGNATION, TERMINATION WITHOUT CAUSE, DEATH OR
   Employment:            DISABILITY - Unvested Options terminate immediately,
                          but vested Options will be retained by the employee.

                          TERMINATION FOR CAUSE - All vested and unvested Options terminate immediately and all Shares previously acquired upon exercise of Options will be subject to a right of repurchase by the Company at a price equal to the Exercise Price.

                                      SCHEDULE A

                                       OPTIONS

                                            Super
                 Time      Performance   Performance
                Vesting      Vesting       Vesting       Total       Exercise
     Name       Options      Options       Options      Options       Price
     ----       -------      -------       -------      -------       -----
    [TOTAL        5%*          5%*           5%*          15%*       $22.00]


-------------
       * The percentages are expressed as percentages of outstanding Shares, without taking into account the Shares issuable pursuant to the Options.

                                     EXHIBIT 1

                    (FOR CALCULATING VESTING UNDER SECTION 4(b))


       FISCAL YEAR:          2000     2001     2002     2003     2004
                             ----     ----     ----     ----     ----
TARGET IMPLIED COMMON
EQUITY VALUE OF THE
COMPANY (IN MILLIONS):      [TO BE BASED ON 85% OF MANAGEMENT PROJECTIONS]


TARGET VESTED
PERCENTAGE:                  20%      40%      60%      80%      100%

For this purpose, the "IMPLIED COMMON EQUITY VALUE OF THE COMPANY" is defined as

                                  EV - TD + CASH,

where

       EV (Enterprise Value) is pro forma EBITDA times 6.0
       TD is Total Debt
       CASH is cash on balance sheet (1)


---------------------------
(1) As of fiscal year end.

                                      EXHIBIT 2

              (FOR PURPOSES OF CALCULATING VESTING UNDER SECTION 4(c))

                                            PERCENTAGE OF UNVESTED
                                       CLIFF VESTING SHARES AS TO WHICH
                                             OPTION BECOMES VESTED
         DLJMB IRR                           ON LIQUIDATION EVENT
      --------------                   --------------------------------
      40% OR GREATER                                 100%
       35.0 - 39.9%                                   75%
       30.0 - 34.9%                                   50%
       25.0 - 29.9%                                   25%
      LESS THAN 20%                                   0%


For this purpose, "DLJMB IRR" is defined as that annual discount rate which, when applied to (i) all investments by the DLJMB entities in Shares of Common Stock of the Company and (ii) all amounts realized by the DLJMB entities with respect to such Shares causes the net present value of such investments and amounts realized to equal zero, as determined on a pro forma basis reflecting the Shares issuable pursuant to Options that have become vested prior to the Liquidation Event and the Shares issuable pursuant to Options becoming vested as of the Liquidation Event.